UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 18, 2011

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2011, LSV Employee Group, LLC, a Delaware limited liability company, entered into an amendment to the Credit Agreement (the “Amendment”) dated January 24, 2006 with LSV Asset Management, a Delaware general partnership and Bank of America, N.A. The purpose of this Amendment was to extend the maturity date of the Credit Agreement to July 25, 2012 and to make certain other amendments to the Credit Agreement.

SEI Investments Company (“SEI”) entered in a Guaranty and Collateral Agreement (the “Guaranty Agreement”) with LSV Employee Group, LLC and Bank of America, N.A. on January 24, 2006 which provides an unsecured guaranty to the lenders of all the obligations of LSV Employee Group, LLC. SEI’s obligations under the Guaranty Agreement remain in full force and effect with respect to this Amendment. The original Credit Agreement and Guaranty Agreement are described in more detail in SEI’s Current Report on Form 8-K dated January 30, 2006.

The foregoing description of the amendment to the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.21.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are urged to read such agreement in its entirety for a more complete description of the terms and conditions of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.21.1	Third Amendment to Credit Agreement dated as of January 18, 2011 by and among LSV Employee Group, LLC, LSV Asset Management, and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	January 20, 2011	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.21.1	Third Amendment to Credit Agreement dated as of January 18, 2011 by and among LSV Employee Group, LLC, LSV Asset Management, and Bank of America, N.A.

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